Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of Promotora Valle Hermoso, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Promotora Valle Hermoso, Inc. and will be retained by Promotora Valle Hermoso, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Maria F. Rosales
Maria Fernanda Rosales
Chief Financial Officer

Dated: August 13, 2007